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                                                           [METLIFE LETTERHEAD]

November 9, 2006

Board of Directors
MetLife Investors Insurance Company
5 Park Plaza, Suite 1900
Irvine, CA 92614

Re:  Opinion of Counsel

     MetLife Investors Variable Annuity Account Five
     Registration Statement under the Securities Act of 1933
     (Class L and Class L - 4 Year), and
     Amendment No. 111 under the Investment Company Act of 1940
     (File No. 811-07060) on Form N-4

Gentlemen and Ladies:

In my capacity as General Counsel to MetLife Investors Insurance Company (the "Company"), you have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of the above referenced Registration Statement on Form N-4 for the Variable Annuity Contracts (the "Contracts") to be issued by the Company and its separate account, MetLife Investors Variable Annuity Account Five (the "Account").

I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable us to render the opinions expressed below:

1. The Account is a separate investment account of the Company and is validly existing pursuant to the laws of the State of Missouri and is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

2. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally issued and binding contractual obligation of the Company.

3. Assets attributable to reserves and other contract liabilities and held in the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

I hereby consent to the use of this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Sincerely,

/s/ Richard C. Pearson
Richard C. Pearson
Executive Vice President, General Counsel and Secretary